UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 28, 2014

Louisiana Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-33573	20-8715162
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Veterans Memorial Boulevard, Metairie, Louisiana	70005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 834-1190

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 28, 2014, Louisiana Bancorp, Inc. (the “Company”) sent a notice to participants in the Bank of New Orleans Profit Sharing 401(k) Plan (the “401(k) Plan”) that, effective April 28, 2014, there will be a change in the mix of funds offered to participants in the 401(k) plan.  This notice indicated that fund swaps are scheduled to begin and that, due to the number of plans involved in this fund swap, there will be a blackout period beginning on April 28, 2014 and which is expected to end no later than May 5, 2014 (the “Blackout Period”). During the Blackout Period, participants in the 401(k) Plan will temporarily be unable to process any transactions within their account and no withdrawals from the 401(k) Plan will be permitted.

In connection with the foregoing, on March 31, 2014, the Company sent a notice to its executive officers and its directors pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Notice sent on March 31, 2014 to Executive Officers and Directors of Louisiana Bancorp, Inc. regarding a Blackout Period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOUISIANA BANCORP, INC.

Date: March 31, 2014	By:	/s/ John LeBlanc
John LeBlanc
Chief Financial Officer